Consent of Independent Certified Public Accountants

     We have issued our report dated May 8, 1998 accompanying the financial statements of Insured Municipals Income Trust, 139th Insured Multi-Series as of February 28, 1998, and for the period then ended, contained in this Post-Effective Amendment No. 5 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
June 24, 1998